UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 27, 2014 at the Company’s corporate headquarters located at 11500 S. Eastern Avenue, Suite 240, Henderson, Nevada 89052. As of April 28, 2014, the record date for the Annual Meeting, a total of 65,622,245 shares were entitled to vote, of which a total of 52,841,520 shares were present in person or by proxy at the Annual Meeting constituting a quorum for the conduct of business thereat.

The following sets forth detailed information regarding the voting results at the Annual Meeting for each of the matters voted upon by the stockholders:

Proposal No. 1:

The Company’s stockholders elected each of the seven nominees named below to serve on the Company’s Board of Directors for a one-year term expiring at the annual meeting of stockholders in 2015 and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Raymond W. Cohen	24,772,856	7,804,529	20,264,135
Gilles R. Gagnon	29,173,050	3,404,335	20,264,135
Stuart M. Krassner	13,672,549	18,904,836	20,264,135
Luigi Lenaz	16,477,026	16,100,359	20,264,135
Anthony E. Maida	13,666,126	18,911,259	20,264,135
Rajesh C. Shrotriya	28,828,470	3,748,915	20,264,135
Dolatrai Vyas	16,357,812	16,219,573	20,264,135

Proposal No. 2:

The Company’s stockholders did not approve the flexible settlement feature in connection with the potential conversion of the Company’s Convertible Senior Notes.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,943,235	16,490,804	143,346	20,264,135

Proposal No. 3:

The Company’s stockholders approved the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2014.

Votes For	Votes Against	Abstentions
51,764,130	993,693	83,697

Proposal No. 4:

The Company’s stockholders did not approve by advisory vote the executive compensation detailed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,671,372	21,723,333	182,680	20,264,135

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2014

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer